EXHIBIT (j)



                          Independent Auditors' Consent





The Board of Directors
The Jundt Growth Fund, Inc.
Jundt Funds, Inc.:


We consent to the use of our report incorporated herein by reference and to the references to our Firm under the headings "FINANCIAL HIGHLIGHTS" in Part A and "COUNSEL AND AUDITORS" in Part B of the Registration Statement.



                                           KPMG LLP


Minneapolis, Minnesota
April 30, 2002